UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2014

ANTERO RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36120	80-0162034
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1615 Wynkoop Street
Denver, Colorado 80202
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 357-7310

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement.

Company Credit Agreement Amendment

On July 28, 2014, Antero Resources Corporation (the “Company”) entered into a Twelfth Amendment (the “Twelfth Amendment”) to its Fourth Amended and Restated Credit Agreement with the lenders party thereto and J.P. Morgan Chase Bank, N.A., as administrative agent (the “Company Credit Agreement”). The Twelfth Amendment amended the Company Credit Agreement to, among other things, (i) increase aggregate lender commitments from $2.0 billion to $2.5 billion (including $400 million associated with the midstream credit facility described below) and (ii) increase the letter of credit sublimit from $500 million to $650 million.

A copy of the Twelfth Amendment is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.  The description of the Twelfth Amendment contained herein is qualified in entirety by the full text of such instruments.

Relationships

Certain parties to the Twelfth Amendment or parties to the Second Amendment (as defined below), or their respective affiliates (collectively, the “Banks”), perform and have performed commercial and investment banking and advisory services for the Company from time to time for which they receive and have received customary fees and expenses. In addition, Wells Fargo Bank, National Association, is the trustee for each outstanding series of our senior notes.  The Banks may, from time to time, engage in transactions with and perform services for the Company and Midstream Operating (as defined below) in the ordinary course of their business, for which they will receive fees and expenses.

Item 2.03                   Creation of Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of Registrant.

The information included under the heading “Company Credit Agreement Amendment” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 8.01                   Other Information.

Midstream Credit Agreement Amendment

Also on July 28, 2014, in connection with the Twelfth Amendment, Antero Midstream LLC (“Midstream Operating”) entered into a Second Amendment (the “Second Amendment”) to its Credit Agreement with the lenders party thereto and J.P. Morgan Chase Bank, N.A., as administrative agent.  The Second Amendment provided for the reallocation of lender commitments.

A copy of the Second Amendment is filed as Exhibit 10.2 hereto, and is incorporated herein by reference.  The description of the Second Amendment contained herein is qualified in entirety by the full text of such instruments.

Item 9.01               Financial Statements and Exhibits.

(d)   Exhibits.

EXHIBIT	DESCRIPTION

10.1

Twelfth Amendment to Fourth Amended and Restated Credit Agreement, dated as of July 28, 2014, by and among Antero Resources Corporation, certain subsidiaries of the Borrower, as Guarantors, the Lenders party thereto, and J.P. Morgan Chase bank, N.A., as Administrative Agent.

10.2

Second Amendment to Credit Agreement, dated as of July 28, 2014, by and among Antero Midstream LLC, certain subsidiaries of the Borrower, as Guarantors, the Lenders party thereto, and J.P. Morgan Chase Bank, N.A., as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTERO RESOURCES CORPORATION

	By:	/s/ Glen C. Warren, Jr.
Glen C. Warren, Jr.
President and Chief Financial Officer

Dated: July 31, 2014

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

10.1

Twelfth Amendment to Fourth Amended and Restated Credit Agreement, dated as of July 28, 2014, by and among Antero Resources Corporation, certain subsidiaries of the Borrower, as Guarantors, the Lenders party thereto, and J.P. Morgan Chase bank, N.A., as Administrative Agent.

10.2

Second Amendment to Credit Agreement, dated as of July 28, 2014, by and among Antero Midstream LLC, certain subsidiaries of the Borrower, as Guarantors, the Lenders party thereto, and J.P. Morgan Chase Bank, N.A., as Administrative Agent.